Exhibit 10.6

AMENDMENT NO. 9

AMENDMENT NO. 9 (this "Amendment"), dated as of March 31, 2005, between ThermoView Industries, Inc. ("Company") and GE Capital Equity Investments, Inc. ("GE Capital").

W I T N E S S E T H:

          WHEREAS, Company and GE Capital are parties to that certain Securities Purchase Agreement, dated as of July 8, 1999 (as from time to time amended, restated, supplemented or otherwise modified, the "Purchase Agreement", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement); and

WHEREAS, Company has requested certain amendments to the Purchase Agreement as more particularly described in this Amendment; and

          WHEREAS, GE Capital is willing to amend the Purchase Agreement and the Note as more particularly described in this Amendment upon the condition, among others, that Company execute and deliver this Amendment in favor of GE Capital;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and on the terms and subject to the conditions as hereinafter set forth, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE PURCHASE AGREEMENT. Effective as of the Effective Date (as defined herein), the Purchase Agreement is amended as follows:

1.1 By amending and restating Section 2.6(a) of the Purchase Agreement as follows:

"(a) Company shall pay interest to Purchaser, quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 1999 (each, an "Interest Payment Date"), at a rate equal to 8% per annum, based on a year of 360 days for the actual number of days elapsed, and based on the principal amount outstanding from time to time under the Note (each such payment, an "Interest Payment"); provided, however, that during the period commenced October 1, 2003 through and including September 30, 2004 all Interest Payments were paid-in-kind on the date the same became due, and were added to the principal amount then outstanding (the amount of interest that would otherwise have accrued except by reason of this proviso is referred to as "Deferred Interest") on each Interest Payment Date and commencing on October 1, 2004 and for each day thereafter, interest on the Note has been and shall be paid (on the principal amount thereof, including all Deferred Interest) solely in cash on each Interest Payment Date; provided further, however, that the Interest Payment due on March 31, 2005 shall be deferred (the "Deferred Payment") and on each of June 30, 2005 and September 30, 2005 the Company shall make a cash payment equal to the sum of (x) the Interest Payment then presently due and (y) one-half (1/2) of the Deferred Payment."

1.2 By amending and restating Section 5.1(h) of the Purchase Agreement as follows:

                     "(h)(i) Fixed Charge Coverage Ratio. Company will maintain, as of the last day of each calendar quarter for the applicable period of measurement set forth below, a Fixed Charge Coverage Ratio of not less than the following for such period:

Period/Calendar Quarter	Fixed charge coverage ratio
Nine months ending on September 30, 2005	1.00 to 1.00
Twelve months ending on December 31, 2005	1.00 to 1.00
Twelve months ending as of the end of each calendar quarter thereafter	1.00 to 1.00

(ii) Minimum EBITDA. Company shall have, as of the last day of each calendar quarter for the applicable period of measurement set forth below, EBITDA of not less than the following for such period:

Period/Calendar Quarter	Minimum EBITDA
Six months ending on June 30, 2005	$934,000
Nine months ending on September 30, 2005	$1,890,000
Twelve months ending on December 31, 2005	$2,754,000
Twelve months ending on March 31, 2006	$3,007,000
Twelve months ending as of the end of each calendar quarter thereafter	$3,049,000

                     (iii) Current Ratio. Company and its Subsidiaries on a consolidated basis shall maintain, as of the last day of each calendar quarter for the applicable period of measurement set forth below, a Current Ratio of not less than the following for such period:

Period/Calendar Quarter	current ratio
Nine months ending on September 30, 2005	1.00 to 1.00
Twelve months ending on December 31, 2005	1.00 to 1.00
Twelve months ending as of the end of each calendar quarter thereafter	1.00 to 1.00

For purposes of each of the above financial covenants, the following terms shall have the following meanings:

           (i)     "Capital Expenditures" means, for any period, all payments for any fixed assets, or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP and which payments have been made from funds of Company other than funds borrowed by Company and its Subsidiaries.

(ii) "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding debts due from Affiliates.

           (iii)     "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year.

(iv) "Current Ratio" means, with respect to any Person as of any date of determination, the ratio of (a) Current Assets to (b) Current Liabilities.

           (v)     "Fixed Charges" shall mean, with respect to Company for any period, the aggregate of all consolidated interest expenses paid or accrued, plus Capital Expenditures, plus obligations with respect to capital leases, plus the Reimbursement Obligations, plus cash income taxes payable, plus amounts paid to preferred shareholders, plus fees and scheduled payments of principal with respect to Indebtedness, in all cases during such period by Company and its Subsidiaries.

(vi) "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

           (vii)     "EBITDA" means, for any period (a) net income (or the deficit if expenses and charges exceed revenues and proper income items) increased by (b) all amounts deducted therefrom (without duplication) in the calculation of net income on account of the sum of (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization expense (including but not limited to legal fees and closing costs associated with this Amendment and with the registration rights in respect of all outstanding warrants), but excluding therefrom (c) all amounts included therein on account of extraordinary items of income and expense, as well as gains from the sale of assets outside the ordinary course of business."

          SECTION 2. AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED NOTE. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Amended and Restated Senior Subordinated Note (the "Note") is hereby amended as follows:

The third unnumbered paragraph of the Note shall be replaced with the following:

"The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Securities Purchase Agreement and, if not sooner paid in full, on July 31, 2006. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Securities Purchase Agreement."

          SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of March 31, 2005 (such date is referred to herein as the "Effective Date") upon full execution and delivery of the following, in each case in form and substance satisfactory to the Lenders:

(a) this Amendment;

(b) the Thirteenth Amendment to the Loan Agreement, dated as of the date hereof, among Company and its Subsidiaries, Purchaser, as Agent, and the lenders party thereto (the "Thirteenth Amendment");

                     (c)     the Second Amendment to Amended and Restated Series A Note, the Second Amendment to Amended and Restated Series B Notes, and the First Amendment to Amended and Restated Series C Note, each dated as of the date hereof, in each case issued by Company and its Subsidiaries (the "Amended Notes"); and

(e) the consent included in the signature pages hereto of each of the Subsidiaries of the Company party to the Guaranty and each of the Lenders party to the Thirteenth Amendment.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby, jointly and severally, represent and warrant to GE Capital as follows:

(a) Recitals. The Recitals in this Amendment are true and correct in all respects.

     (b)     Incorporation of Representations. All representations and warranties of the Borrowers in the Purchase Agreement, the Note or any document executed in conjunction therewith (the "Loan Documents") are incorporated herein in full by this reference and, except with respect to representations and warranties that were made as of and limited to a specific date, are true and correct as of the date hereof.

     (c)     Corporate Power; Authorization. The Borrowers have the corporate power, and have been duly authorized by all requisite action (corporate or otherwise), to execute and deliver this Amendment and to perform their obligations hereunder and thereunder. This Amendment has been duly executed and delivered by each of the Borrowers.

(d) Enforceability. This Amendment is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

     (e)     No Violation. The execution, delivery and performance of this Amendment by each of the Borrowers does not and will not (i) violate any law, rule, regulation or court order to which any Borrower is subject; (ii) conflict with or result in a breach of any Borrower's Articles of Incorporation, Bylaws, or other organizational documents or any agreement or instrument to which any Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of GE Capital.

     (f)     Obligations Absolute. The obligation of the Borrowers to repay the obligations evidenced by the Notes and all obligations of every type or nature under any of the Loan Documents together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

     (g)     Default. Assuming execution and delivery of the waiver of even date herewith related to the default of the minimum EBITDA covenant for the fourth quarter of 2004, no Default or Event of Default exists under the Note, the Purchase Agreement or any other Loan Document.

     (h)     Public Disclosure. From, and as of this date, Thermoview shall make, full, fair, accurate and complete disclosure of all relevant information related to this Amendment, the 13th Amendment, the Amended Notes and all other documents or arrangements related thereto, pursuant to the requirements of the applicable securities laws of the United States of America, including without limitation, the Securities Exchange Act of 1934, as amended.

          SECTION 5. DELIVERY OF UPDATED SCHEDULES. The Company hereby covenants to, within 30 days after the Effective Date, deliver updated disclosure schedules identical to those which were delivered in connection with the Security Agreements. Such disclosure schedules shall be true and correct as of the date hereof and as of the date of delivery.

          SECTION 6. FURTHER ASSURANCES. The Company hereby covenants (i) to provide GE Capital with such other information respecting the business, properties, conditions, financial or otherwise, collateral, or operations of the Company or any of its Subsidiaries as GE Capital may from time to time reasonably request and (ii) (a) to execute and deliver to GE Capital such amendments, certificates, or other documents as GE Capital deems necessary or advisable and (b) to take all other actions as GE Capital deems necessary or advisable, in each case, in order to continue or grant to GE Capital a perfected first priority interest in the collateral granted with respect to the Security Documents.

          SECTION 7. CONFIRMATION REGARDING PAYMENTS ON PREFERRED STOCK. The Company hereby confirms that it shall not declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, other than as set forth in Section 5G of the Loan Agreement, as amended and restated in that certain Ninth Amendment to Loan Agreement, Amendment to Amended and Restated Promissory Notes (the "Ninth Amendment"), dated as of March 28, 2003, by and among Borrowers and Lenders (it being understood that no payments of dividends shall be permitted pursuant to clause (ii) of Section 5G of the Loan Agreement, as amended and restated by the Ninth Amendment, if (a) at the time of such payment, the Borrowers shall not be in compliance with the financial covenants set forth in Sections 4.I.[1] and 4.I.[2] of the Loan Agreement, as such section was amended and restated in that certain Eight Amendment to the Loan Agreement and Amendment and Restatement of Note, dated as of March 22, 2001 among Borrowers and Lenders (without giving effect for purposes of this Section 4 to the terms of any subsequent amendment to Section 4.I of the Loan Agreement, including, without limitation, Sections 1.1 of this Amendment) or (b) at the time of such payment a Default or Event of Default shall have occurred and be continuing or such payment would result in the occurrence of a Default or Event of Default).

          SECTION 8. RELEASE OF CLAIMS AND WAIVER. The Borrowers hereby release, remise, acquit and forever discharge GE Capital and GE Capital's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Purchase Agreement, the Note or any other Loan Document, including but not limited to, claims relating to any settlement negotiations (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrowers represent and warrant to GE Capital that they have not purported to transfer, assign or otherwise convey any right, title or interest of Borrowers in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

          SECTION 9. RESERVATION OF RIGHTS. Neither the execution of this Amendment nor the actions of the Lenders nor the failure of the Lenders to exercise any rights under the Purchase Agreement, the Note or any documents related thereto shall be a waiver of any rights or remedies of the Lenders as against Borrowers as a result of any Default or Event of Default which exists or might exist now or at any time under the Purchase Agreement, the Note or the any documents related thereto. Nothing contained in this Amendment, the 13th Amendment, the Amended Notes, nor any communications between the Lenders and Borrowers, shall be a waiver of any rights or remedies of the Lenders, as against Borrowers. The Lenders hereby reserve and preserve all of their rights and remedies against Borrowers under the Purchase Agreement, the Note, any documents related thereto, and applicable law or in equity; specifically, this Amendment does not constitute a waiver or implied waiver of any Defaults or Events of Default which currently exist.

          SECTION 10. COSTS AND EXPENSES. The Borrowers hereby reaffirm their agreement under the Purchase Agreement to pay or reimburse GE Capital on demand for all costs and expenses incurred by GE Capital in connection with the Purchase Agreement and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to GE Capital for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

          SECTION 11. EFFECT AND CONSTRUCTION OF AMENDMENT. Except as expressly provided herein, the Purchase Agreement, the Note and any other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Note;

(b) waive or impair any rights, powers or remedies of the GE Capital under the Loan Documents;

(c) constitute an election of remedies to the exclusion of any other remedies; or

                     (d)     constitute an agreement between GE Capital and the Borrowers or require the GE Capital to waive any Events of Default or extend the term of the Purchase Agreement or the Note or the time for payment of any of the obligations represented by the Note or the Loan Documents; or make any further loans or other extensions of credit to Borrowers or any of them.

          SECTION 12. BENEFIT OF AGREEMENT. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

          SECTION 13. ENTIRE AGREEMENT. Except as expressly set forth herein, there are no agreements or understandings, written or oral, by and among Borrowers and GE Capital relating to this Amendment, the Purchase Agreement or the other Loan Documents that are not fully and completely set forth herein or therein.

          SECTION 14. SEVERABILITY. The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

          SECTION 15. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such state.

          SECTION 16. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

SECTION 17. NOTICES. Any notices with respect to this Amendment shall be given in the manner provided for in the Purchase Agreement.

SECTION 18. SURVIVAL. The provisions set forth in Section 8 above shall survive the payment in full of the Notes.

          SECTION 19. AMENDMENT. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. As amended hereby, the Note, the Purchase Agreement and the Loan Documents remain in full force and effect.

SECTION 20. REFERENCES. All references in the Loan Documents to the Note shall be deemed to refer to the Note as amended, restated, modified or supplemented from time to time.

          SECTION 21. NO OTHER WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default or breach, default or event of default under any Loan Document or other document held by GE Capital, whether or not known to GE Capital and whether or not existing on the date of this Amendment.

          SECTION 22. JURY TRIAL WAIVER. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG GE CAPITAL AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AMENDMENT, THE PURCHASE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

THERMOVIEW INDUSTRIES, INC.

By:____________________________________
Charles L. Smith, President

GE CAPITAL EQUITY INVESTMENTS, INC.

By: ___________________________________
Duly Authorized signatory

CONSENT OF LENDERS

GE CAPITAL EQUITY INVESTMENTS, INC.

By: __________________________________
Name: ________________________________
Title: _________________________________

SERIES B LENDERS:

DART Investors, L.P.
By: DART Management General Partner Group, LLC

By: _________________________________
Mitchell M. Wexler, Manager

____________________________________
Charles L. Smith

____________________________________
Robert L. Cox

____________________________________
Robert L. Cox, II

____________________________________
Stephen A. Hoffman

____________________________________
Mitch M. Wexler

____________________________________
Stephen Townzen

EMERGING BUSINESS SOLUTIONS, LLC

By: _________________________________
Duly Authorized Signatory

____________________________________
Ronald L. Carmicle

____________________________________
Raymond C. Dauenhauer

____________________________________
J. Sherman Henderson, III

____________________________________
Bruce C. Merrick

____________________________________
George T. Underhill, II

____________________________________
Daniel F. Dooley

CONSENT OF THE GUARANTORS

               The Subsidiaries of Company hereby (i) acknowledge receipt of a copy of this Amendment and (ii) agree that the terms and provisions thereof shall not affect in any way the obligations and liabilities of such Subsidiaries under the Guaranty or any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA (WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By:____________________________________________
Charles L. Smith, President